UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2025

Neuraxis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41775	45-5079684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11550 N. Meridian Street, Suite 325

Carmel, IN 46032

(Address of principal executive offices)

Registrant’s telephone number, including area code: (812) 689-0791

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NRXS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on April 9, 2020, Neuraxis, Inc. (the “Company”) entered into a license and collaboration agreement (the “License and Collaboration Agreement”) with Masimo Corporation (“Masimo”). Under the License and Collaboration Agreement, the Company granted Masimo an exclusive, fully paid-up, royalty-free license to certain specifically identified patents and trademarks in a limited field of use, in connection with the NSS-2 Bridge device—a percutaneous nerve field stimulator (PNFS) indicated for use in the reduction of the symptoms of opioid withdrawal. The licensed patents are generally directed to the NSS-2 Bridge device and the treatment of opioid withdrawal symptoms. The licensed trademarks are generally directed to the NSS-2 Bridge mark. Masimo paid a one-time fee of $250,000. Masimo marketed and sold this product as its Masimo Bridge.

On July 1, 2025, the Company entered into a termination agreement (the “Termination Agreement”) with Masimo to terminate the License and Collaboration Agreement. Pursuant to the Termination Agreement, the Company agreed to pay Masimo $200,000 in cash, in two equal installments due on December 31, 2025, and June 30, 2026, for products and assets related thereto, the licensed trademark, and patents related to the products. As a result, the Company will no longer receive any licensing payments or other revenue from the NSS-2 Bridge device.

The foregoing description of the Termination Agreements is not complete and is qualified in its entirety by reference to the full text of the form of Termination Agreement, a copy of which is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

The information contained in Item 1.01 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2025, the compensation committee of the board of directors (the “Board”) of the Company adopted the Neuraxis, Inc. 2025 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), effective as of the same date. While the Employee Stock Purchase Plan is already effective, stockholder approval must be obtained within 12 months of July 1, 2025.

The purpose of the Employee Stock Purchase Plan is to give eligible employees of the Company an opportunity to acquire an ownership interest in the Company by providing eligible employees the opportunity to purchase shares of the Company’s common stock at a 15% discount using payroll deductions.

The maximum number of shares of the Company’s common stock that may be issued under the Employee Stock Purchase Plan is 100,000, subject to an annual increase on January 1 of each year from 2026 through 2035 by the lesser of (i) 1% of the Company’s outstanding capital stock as of the prior December 31 or (ii) 100,000 shares. The Board may reduce or eliminate this annual increase before February 1 of any given year.

The Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. The length of the offering periods under the Employee Stock Purchase Plan will be determined by the plan administrator and may be up to 27 months long. The plan administrator will determine the terms of any offering periods.

The foregoing description of the Employee Stock Purchase Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employee Stock Purchase Plan which is filed as Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits
10.1*	Termination Agreement, dated July 1, 2025, by and between Neuraxis, Inc. and Masimo Corporation
10.2	Neuraxis, Inc. 2025 Employee Stock Purchase Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2025	NEURAXIS, INC.

	By:	/s/ Brian Carrico
	Name:	Brian Carrico
	Title:	President and Chief Executive Officer